Service Corporation International Announces Fourth Quarter 2012 Financial Results And Provides Updated Guidance For 2013

- Conference call on Wednesday, February 13, 2013, at 9:00 a.m. Central Time.

HOUSTON, Feb. 12, 2013 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the fourth quarter 2012 and updated guidance for 2013. Our consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenues	$629.4	$586.6	$2,410.5	$2,316.0
Operating income	$103.8	$107.8	$399.8	$363.7
Net income attributable to common stockholders	$26.4	$44.6	$152.5	$144.9
Diluted earnings per share	$0.12	$0.20	$0.70	$0.61
Earnings from continuing operations excluding special items(1)	$47.8	$43.4	$175.0	$152.9
Diluted earnings per share from continuing operations excluding special items(1)	$0.22	$0.19	$0.80	$0.65
Diluted weighted average shares outstanding	215.3	228.3	219.1	236.7
Net cash provided by operating activities	$88.9	$96.8	$369.2	$388.1
Net cash provided by operating activities excluding special items(1)	$92.1	$97.2	$380.5	$390.7

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures" and also on our website.

Quarterly Highlights:

  Diluted earnings per share from continuing operations excluding special items increased 15.8% to $0.22 in the fourth quarter 2012 compared to $0.19 in the prior year fourth quarter, led by strong preneed cemetery sales production and by an increase in funeral services performed.
  Funeral gross profit increased by $4.6 million, or 5.3%, while gross margin percentage was flat. The gross profit improvement was primarily the result of an increase in both funeral services performed and funeral sales average, as well as higher General Agency revenues related to increased preneed funeral sales production.
  Cemetery gross profit increased $13.6 million, or 31.6%, and cemetery gross margin percentage increased to 26.7% from 22.5%, due primarily to higher preneed property revenues and an increase in trust fund income during the current quarter.
  Net cash provided by operating activities excluding special items was $92.1 million compared to $97.2 million in 2011. Higher earnings in the current year quarter were predominantly offset by a higher mix of funeral and cemetery preneed sales production that was sold on an installment basis.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the fourth quarter of 2012:
"We are very pleased with the solid operating performance of our business during the fourth quarter which capped-off an impressive 23% improvement in full-year EPS from continuing operations excluding special items. Strong cemetery sales production and an increase in funeral services performed drove earnings above the high-end of our expectations. This operating momentum, when combined with an expanding footprint and growing preneed backlog, creates an exciting opportunity to continue to grow the company into the future and to enhance shareholder value. Our successes could not have been achieved without the hard work and dedication of our 21,000 associates, and I thank them for their continued focus on delivering extraordinary service to our client families."

REVIEW OF RESULTS FOR FOURTH QUARTER 2012 Consolidated Segment Results
(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Funeral
Funeral atneed revenue	$245.5	$239.2	$962.5	$971.3
Funeral recognized preneed revenue	131.1	120.6	504.5	478.3
Other funeral revenue(1)	40.0	35.4	158.8	123.9
Total funeral revenues	$416.6	$395.2	$1,625.8	$1,573.5

Gross profit	$91.5	$86.9	$349.2	$330.7
Gross margin percentage	22.0%	22.0%	21.5%	21.0%

Funeral services performed	72,504	70,110	283,516	277,983
Average revenue per funeral service	$5,194	$5,132	$5,174	$5,215

Cemetery
Cemetery atneed revenue	$60.9	$58.0	$236.8	$236.8
Cemetery recognized preneed revenue	122.8	109.9	448.4	411.5
Other cemetery revenue (2)	29.0	23.5	99.5	94.2
Total cemetery revenues	$212.7	$191.4	$784.7	$742.5

Gross profit	$56.7	$43.1	$176.1	$147.8
Gross margin percentage	26.7%	22.5%	22.4%	19.9%

(1)

Other funeral revenue consists primarily of General Agency revenues, which are cash commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements. It also includes preneed sales of The Neptune Society that are delivered at the time of sale, including memorial merchandise and travel protection insurance.

(2)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended December 31, 2012 and 2011. We consider comparable operations to be those owned for the entire period beginning January 1, 2011 and ending December 31, 2012.

(Dollars in millions, except average revenue per funeral service, total preneed funeral contracts sold and average revenue per contract sold)	Three Months Ended December 31,
	2012	2011
Comparable funeral revenue:
Atneed revenue	$237.6	$234.1
Recognized preneed revenue	127.7	117.9
Other funeral revenue(1)	26.9	22.4
Total comparable funeral revenues	$392.2	$374.4

Comparable gross profit	$89.9	$84.8
Comparable gross margin percentage	22.9%	22.6%

Comparable funeral services performed:
Preneed	24,133	23,103
Atneed	41,981	42,045
Total	66,114	65,148

Comparable average revenue per funeral service	$5,525	$5,403
Comparable preneed funeral production:
Sales	$137.2	$134.5
Total preneed funeral contracts sold	24,721	24,216
Average revenue per contract sold	$5,550	$5,554

(1)

Other funeral revenue consists primarily of General Agency revenues, which are cash commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

  Comparable funeral revenues increased by $17.8 million driven by an increase in both the number of funeral services performed as well the average revenue per funeral service. Higher general agency revenues also contributed to the current period improvements.
  The comparable average revenue per funeral service grew 2.3% over the prior year quarter. Excluding a favorable Canadian currency impact and higher trust fund income, the average revenue per funeral service grew approximately 1.3% despite the increase in cremation services. The cremation rate increased to 45.2% in the fourth quarter of 2012 compared to 44.7% for the same period of 2011.
  Comparable funeral services performed increased 1.5%, which we believe is consistent with trends experienced by other funeral service providers and industry vendors.
  Led by the increased revenues, comparable funeral gross profit increased $5.1 million, or 6.0%, compared to the prior year quarter, while the gross margin percentage increased 30 basis points to 22.9%. The increase in revenues were partially offset by higher incentive compensation expenses, higher health care costs and higher selling costs related to preneed funeral sales production.
  Comparable preneed funeral sales production grew 2.0% to $137.2 million in the current quarter compared to $134.5 million last year. Comparable funeral contracts sold increased 2.1% while average revenue per contract sold was generally flat. For the year ended 2012, comparable preneed funeral sales production increased 3.6% over the prior period. Preneed funeral sales are deferred and recognized as revenues in future periods when the funeral service is performed.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended December 31, 2012 and 2011. We consider comparable operations to be those owned for the entire period beginning January 1, 2011 and ending December 31, 2012.

(Dollars in millions)	Three Months Ended December 31,
	2012	2011
Comparable cemetery revenue:
Atneed revenue	$60.9	$57.9
Recognized preneed revenue	122.8	109.8
Other cemetery revenue(1)	29.0	23.4
Total comparable cemetery revenues	$212.7	$191.1

Comparable gross profit	$57.1	$43.4
Comparable gross margin percentage	26.8%	22.7%

Comparable preneed and atneed cemetery sales production:
Property	$113.8	$98.6
Merchandise and services	92.2	88.5
Discounts	(21.9)	(19.9)
Preneed and atneed cemetery sales production	$184.1	$167.2
Recognition rate (2)	99.8%	100.3%

(1)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(2)	Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.
  Comparable cemetery revenues increased $21.6 million, or 11.3%, primarily as a result of higher preneed property sales as well as higher trust fund income.
  Led by the strong increase in revenues, cemetery gross profit increased $13.7 million, or 31.6%, and the gross margin percentage increased to 26.8% compared to 22.7%.
  Included in the preneed and atneed cemetery sales production numbers above is an increase of $15.3 million or 14.0% in preneed cemetery sales production for the current quarter. For the year ended 2012, preneed cemetery sales production increased 10.2% over the prior year.

Other Financial Results

  General and administrative expenses were $42.0 million in the fourth quarter of 2012 compared to $26.5 million in the prior year. Included in the increase of $15.5 million is $4.0 million of costs related to the transition to new outsource providers for certain accounting and administrative functions and for the implementation of a new purchase order system. Excluding this $4.0 million, general and administrative expenses increased $11.5 million over the prior year which was primarily due to $6.6 million of expenses for disputed legal defense costs and case settlements as well as $4.7 million for incentive compensation costs.
  In the fourth quarter of 2012, a $22.7 million loss was recognized on the early extinguishment of debt, which represents the write-off of unamortized deferred loan costs of $1.3 million and $21.4 million in a make-whole provision paid in cash upon retiring the debt. This refinancing benefited the company by replacing 7.375% debt due in 2014 with 4.5% debt due in 2020.

Cash Flow and Capital Spending

Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net cash provided by operating activities, as reported	$88.9	$96.8	$369.2	$388.1
IRS Audit Payment	—	—	6.6	—
System and Process Transition Costs	3.2	0.4	4.7	2.6
Net cash provided by operating activities excluding special items	$92.1	$97.2	$380.5	$390.7
  Net cash provided by operating activities excluding special items was $92.1 million compared to $97.2 million in 2011. Higher earnings in the current year quarter were predominantly offset by working capital timing differences. A higher mix of preneed cemetery property sales made on installment terms resulted in current period revenue recognition in the quarter, but future period cash collections. Additionally, disbursements for trade payables temporarily increased in the fourth quarter as we transitioned to a new purchase order and accounts payable system; however we expect this new system to provide greater visibility into company expenditures and to generate significant savings going forward.
  A summary of our capital expenditures is set forth below:
Capital Expenditures (In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Capital improvements at existing locations	$20.5	$18.2	$66.1	$66.2
Development of cemetery property	13.0	12.6	42.9	42.9
Construction of new funeral home facilities	1.2	1.7	6.7	9.3
Total capital expenditures	$34.7	$32.5	$115.7	$118.4

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three and twelve months ended December 31, 2012 is set forth below:

	Three Months	Twelve Months
Preneed Funeral	1.5%	12.4%
Preneed Cemetery	1.6%	13.4%
Cemetery Perpetual Care	1.4%	10.5%
Combined Trust Funds	1.5%	12.1%

OUTLOOK FOR 2013

Our outlook for earnings and cash flow in fiscal 2013 is as follows:

(In millions, except per share amounts)	2013 Outlook
Diluted earnings per share from continuing operations excluding special items(1)	$.80 to $.90
Net cash provided by operating activities excluding special items(1)	$375 to $425
Capital improvements at existing facilities and cemetery development expenditures	$105 to $115

(1)

Diluted earnings per share from continuing operations excluding special items and Net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures to diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2013 excludes the following because this information is not currently available for 2013: Gains or losses associated with asset divestitures; gains or losses associated with the early extinguishment of debt; potential tax reserve adjustments and/or associated cash taxes; acquisition, system and process transition costs; and potential legal defense costs or settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset divestitures, could materially impact our forward-looking diluted EPS and net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP financial measures".

This outlook reflects management's current views and estimates regarding future economic and financial market conditions, company performance and financial results, business prospects, the competitive environment and other events. This outlook is subject to a number of risks and uncertainties, many of which are beyond the control of SCI, that could cause actual results to differ materially from the potential results highlighted above. A further list and description of these risks and uncertainties and other matters can be found later in this press release under "Cautionary Statement on Forward-Looking Statements".

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings from continuing operations excluding special items and our GAAP diluted earnings per share to diluted earnings per share from continuing operations excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended December 31,
	2012		2011
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$26.4	$0.12	$44.6	$0.20
After-tax reconciling items:
Impact of divestitures and impairment charges, net	1.6	0.01	(1.1)	(0.01)
System and process transition costs	2.9	0.01	—	—
Losses on early extinguishment of debt, net	14.4	0.07	—	—
Change in certain tax reserves	2.5	0.01	(0.1)	—
Earnings from continuing operations excluding special items	$47.8	$0.22	$43.4	$0.19

Diluted weighted average shares outstanding (in thousands)		215,261		228,281

(In millions, except diluted EPS)	Twelve Months Ended December 31,
	2012		2011
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$152.5	$0.70	$144.9	$0.61
After-tax reconciling items:
Impact of divestitures and impairment charges, net	1.6	0.01	1.8	0.01
System and process transition costs	5.9	0.02	1.4	0.01
Losses on early extinguishment of debt, net	14.4	0.07	2.2	0.01
Change in certain tax reserves	0.6	—	2.6	0.01
Earnings from continuing operations excluding special items	$175.0	$0.80	$152.9	$0.65

Diluted weighted average shares outstanding (in thousands)		219,066		236,669

Conference Call and Webcast

We will host a conference call on Wednesday, February 13, 2013, at 9:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 413-3237 with the passcode of 34142909. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through March 15, 2013 and can be accessed at (630) 652-3000 with the passcode of 34142909#. Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral home and cemetery industry continues to be increasingly competitive.
  Increasing death benefits related to preneed funeral contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed funeral service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
  Unfavorable results of litigation, including currently pending class action cases concerning cemetery or burial practices, could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenues may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenues and profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenues and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Increased costs, including potential increased health care costs, may have a negative impact on earnings and cash flows.
  Cemetery burial practice claims could have a material adverse impact on our financial results.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future goodwill impairments.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings included in our upcoming 2012 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At December 31, 2012, we owned and operated 1,437 funeral homes and 374 cemeteries (of which 213 are combination locations) in 43 states, eight Canadian provinces and the District of Columbia. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Lisa Marshall - Managing Director / Corporate Communications	(713) 525-3066

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenues	$629,421	$586,568	$2,410,481	$2,316,040
Costs and expenses	(481,221)	(456,551)	(1,885,254)	(1,837,504)
Gross profit	148,200	130,017	525,227	478,536
General and administrative expenses	(41,978)	(26,479)	(123,905)	(103,860)
(Losses) gains on divestitures and impairment charges, net	(2,416)	4,287	(1,533)	(10,977)
Operating income	103,806	107,825	399,789	363,699
Interest expense	(34,018)	(33,306)	(135,068)	(133,782)
Losses on early extinguishment of debt, net	(22,706)	(5)	(22,706)	(3,509)
Other (expense) income, net	(333)	(1,741)	3,668	(772)
Income from continuing operations before income taxes	46,749	72,773	245,683	225,636
Provision for income taxes	(20,365)	(28,223)	(91,548)	(79,404)
Net income	26,384	44,550	154,135	146,232
Net income attributable to noncontrolling interests	(1)	—	(1,589)	(1,329)
Net income attributable to common stockholders	$26,383	$44,550	$152,546	$144,903

Basic earnings per share	$0.12	$0.20	$0.71	$0.62
Diluted earnings per share	$0.12	$0.20	$0.70	$0.61

Basic weighted average number of shares	211,954	225,950	215,712	234,242
Diluted weighted average number of shares	215,261	228,281	219,066	236,669

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED BALANCE SHEET (In thousands, except share amounts)
	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$92,708	$128,569
Receivables, net	105,521	103,892
Deferred tax asset	42,864	44,316
Inventories, net	24,560	25,513
Other	20,546	25,803
Total current assets	286,199	328,093
Preneed funeral receivables, net and trust investments	1,532,228	1,478,865
Preneed cemetery receivables, net and trust investments	1,826,835	1,595,940
Cemetery property, at cost	1,489,948	1,497,703
Property and equipment, net	1,641,101	1,618,361
Goodwill	1,382,410	1,361,493
Deferred charges and other assets	425,267	430,851
Cemetery perpetual care trust investments	1,099,580	1,016,506
	$9,683,568	$9,327,812
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$373,783	$358,904
Current maturities of long-term debt	31,429	23,554
Income taxes	6,892	3,150
Total current liabilities	412,104	385,608
Long-term debt	1,916,621	1,861,116
Deferred preneed funeral revenues	536,647	575,546
Deferred preneed cemetery revenues	861,148	833,303
Deferred tax liability	471,198	405,615
Other liabilities	399,950	414,773
Deferred preneed funeral and cemetery receipts held in trust	2,624,321	2,424,356
Care trusts' corpus	1,098,752	1,015,300

Stockholders' Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 211,056,501 and 224,665,395 shares issued, respectively, and 211,046,501 and 222,955,853 shares outstanding, respectively	211,047	222,956
Capital in excess of par value	1,307,058	1,430,330
Accumulated deficit	(286,795)	(367,044)
Accumulated other comprehensive income	111,717	105,852
Total common stockholders' equity	1,343,027	1,392,094
Noncontrolling interests	19,800	20,101
Total Equity	1,362,827	1,412,195
	$9,683,568	$9,327,812

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF CASH FLOWS (In thousands)
	Twelve Months Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income	$154,135	$146,232
Adjustments to reconcile net income to net cash provided by operating activities:
Losses on early extinguishment of debt, net	22,706	3,509
Depreciation and amortization	120,227	118,047
Amortization of intangible assets	23,853	25,591
Amortization of cemetery property	44,976	40,046
Amortization of loan costs	4,905	4,436
Provision for doubtful accounts	9,705	9,251
Provision for deferred income taxes	72,984	66,512
Losses on divestitures and impairment charges, net	1,533	10,977
Share-based compensation	10,983	9,144
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Increase in receivables	(9,737)	(3,322)
(Increase) decrease in other assets	(6,714)	6,815
Increase in payables and other liabilities	25,240	14,610
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	38,902	69,688
Decrease in deferred preneed funeral revenue	(41,813)	(32,158)
Decrease in deferred preneed funeral receipts held in trust	(22,357)	(50,591)
Effect of cemetery production and deliveries:
Increase in preneed cemetery receivables, net and trust investments	(96,837)	(65,581)
Increase in deferred preneed cemetery revenue	20,817	23,636
Decrease in deferred preneed cemetery receipts held in trust	(587)	(9,419)
Other	(3,675)	689
Net cash provided by operating activities	369,246	388,112
Cash flows from investing activities:
Capital expenditures	(115,628)	(118,375)
Acquisitions	(65,463)	(99,570)
Proceeds from divestitures and sales of property and equipment, net	9,953	24,529
Net (deposits) withdrawals of restricted funds and other	(3,816)	3,159
Net cash used in investing activities	(174,954)	(190,257)
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	227,507	85,000
Debt issuance costs	(4,500)	—
Payments of debt	(1,145)	(22,774)
Early extinguishment of debt	(202,140)	(43,194)
Principal payments on capital leases	(25,760)	(23,030)
Proceeds from exercise of stock options	18,389	8,227
Purchase of Company common stock	(186,766)	(197,302)
Payments of dividends	(60,296)	(44,795)
Purchase of non-controlling interest	(3,000)	—
Bank overdrafts and other	6,199	(798)
Net cash used in by financing activities	(231,512)	(238,666)
Effect of foreign currency	1,359	(1,466)
Net decrease in cash and cash equivalents	(35,861)	(42,277)
Cash and cash equivalents at beginning of period	128,569	170,846
Cash and cash equivalents at end of period	$92,708	$128,569